UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2015

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Media Center Drive Los Angeles, CA 90065		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 565-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 12, 2015, Point.360 issued a press release announcing financial results for the three month period ended September 30, 2015. Included in the press release issued by the Company and furnished herewith as Exhibit 99.1 are certain non-GAAP financial measures.

Management of the Company believes such non-GAAP financial measures are useful to investors in assessing the financial condition and results of operations and because they present certain cash flow and balance sheet statistics, and effects of unusual transactions.

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITIY HOLDERS

The 2015 Annual Meeting of Shareholders of Point.360 (the “Company”) was held at 2701 Media Center Drive, Los Angeles, CA 90065, on November 11, 2015 at 11:00 a.m. local time. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting. On the record date of September 11, 2015, there were 12,536,906 shares of the Company’s common stock outstanding and eligible to vote. A total of 11,739,772 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 94% of the Company’s shares outstanding as of the record date. The matters submitted for a vote and the related results are as follows:

Directors		For	Against	Withhold	Abstain	Broker Non-Votes
1.	Election of Directors
	Haig S. Bagerdjian	9,259,903		162,600		2,317,269
	Greggory J. Hutchins	9,259,883		162,620		2,317,269
	Sam P. Bell	9,389,283		33,220		2,317,269
	G. Samuel Oki	9,389,243		33,260		2,317,269
	J.R. DeLang	9,414,303		8,200		2,317,269
	James Feeley III	9,284,883		137,620		2,317,269
	James Frank	9,284,883		137,620		2,317,269
2.	To amend the bylaws to increase the minimum and maximum number of directors from three and five directors, to four and seven directors.	9,411,283	9,220		2,000	2,317,269
3.	To ratify and approve Singer Lewak LLP as independent auditors for the fiscal year ending June 30, 2016	11,371,783	2,756		5,233
4.	To approve, by non-binding vote, the executive compensation in the accompanying proxy statement	9,385,818	33,610		3,075	2,317,269

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press release dated November 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

November 12, 2015	By:	/s/ Alan R. Steel
		Name:	Alan R. Steel
		Title:	Executive Vice President Finance and Administration Chief Financial Officer

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